Exhibit 35.1

SERVICER COMPLIANCE STATEMENT (ITEM 1123)

RE: First Horizon Alternative Mortgage Securities Trust 2005-FA3

We, the undersigned authorized officers of First Horizon Home Loan Corporation and its wholly-owned subsidiary First Tennessee Mortgage Services, Inc. (collectively, the “Servicer”), pursuant to the Pooling and Servicing Agreement dated as of March 1, 2005 by and between First Horizon Asset Securities, Inc. as depositor, First Horizon Home Loan Corporation, as master servicer, and The Bank of New York as trustee, do hereby certify that:

1. A review of the Servicer’s activities during the period from January 1, 2006 and through December 31, 2006 and of the Servicer’s performance under the above described servicing agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout such period.

First Horizon Home Loan Corporation

By:  /s/ Kim Yowell
Date: 3/26/07
Name: Kim Yowell
Title: SVP - Servicing Manager

First Tennessee Mortgage Services, Inc.

By:  /s/ Terry L. McCoy
Date: 3/26/07
Name: Terry L. McCoy
Title: Vice President